AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT

                           J.B. POINDEXTER & CO., INC.
                              1100 Louisiana Street
                                   Suite 5400
                              Houston, Texas 77002

                                                            As of March 17, 2000

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

     Congress Financial Corporation ("Lender"), J.B. Poindexter & Co., Inc. ("Borrower"), EFP Corporation ("EFP"), Lowy Group, Inc. ("Lowy"), Magnetic Instruments Corp. ("MIC"), Morgan Trailer Mfg. Co. ("Morgan"), Truck Accessories Group, Inc. ("TAG"), Raider Industries Inc. ("Raider"), KWS Manufacturing Company, Inc. ("KWS"; and together with EFP, Lowy, MIC, Morgan, TAG and Raider, each individually, a "Guarantor" and, collectively, "Guarantors") have entered into certain financing arrangements as set forth in the Loan and Security Agreement, dated as of June 28, 1996, by and among Lender, Borrower and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated May 13, 1998, Amendment No. 2 to Loan and Security Agreement, dated as of June 30, 1998, Amendment No. 3 to Loan and Security Agreement, dated as of June 24, 1999, Amendment No. 4 to Loan and Security Agreement, dated as of February 25, 2000 and Amendment No. 5 to Loan and Security Agreement ("Amendment No.5"), dated as of March 8, 2000 (and as amended hereby and as heretofore amended or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrower, Guarantors or any other person, with, to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and the other agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). For purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein, shall have the respective meanings ascribed to them in the Loan Agreement.

         MIC has entered or is about to enter into certain arrangements to purchase all of the issued and outstanding shares of capital stock of Universal Brixius, Inc. ("Brixius"), a Wisconsin corporation as set forth in the Brixius Stock Purchase Agreement (as hereinafter defined). Upon the acquisition of all the issued and outstanding shares of capital stock, Brixius will be a wholly-owned direct subsidiary of MIC and indirect subsidiary of Borrower.


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(a) In connection with the  acquisition,  Borrower and Guarantors have requested that Lender consent to MIC's purchase of Brixius on the terms and conditions set forth in the Brixius Purchase Agreements (as such term is defined below), add Brixius as a Guarantor party to the Loan Agreement, and upon the effectiveness of this Amendment, make certain supplemental loans to Borrower. Lender is willing to make such loans and agree to such amendments to the extent set forth herein.
(b)
(c) In consideration of the foregoing, the mutual agreements and covenants contained in this Amendment No. 6 to Loan and Security Agreement (this "Amendment"), and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Borrower, Guarantors and Lender agree as follows:
(d)
2.  Definitions.
3.
(a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:
(b)
(i) "Brixius" shall mean Universal Brixius, Inc., a Wisconsin corporation, and its successors and assigns.
(ii)
(A) "Brixius Amendment Agreements" shall mean, individually and collectively, this Amendment No. 6 to Loan and Security Agreement by and among Lender, Borrower and Guarantors, the Guarantee by Brixius in favor of Lender, the Information Certificate of Brixius, the Collateral Assignment of Notes by Borrower in favor of Lender, the Acknowledgment of Assignment and Waiver of Defense by Brixius in favor of Lender, the Collateral Assignment of Acquisition Agreements made by MIC in favor of Lender, UCC-1 Financing Statements between Brixius, as debtor and Lender, as secured party, each of the foregoing agreements dated as of the date hereof, and all other agreements, documents and instruments by Borrower, Guarantors, Brixius and such other Persons with, to or in favor of Lender executed in connection with any of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(B)
(iii) "Brixius Existing Lenders" shall mean the existing lenders to Brixius listed on Schedule A annexed hereto and made a part hereof.
(iv)
(v) "Brixius Maximum Supplemental Revolving Loan Limit" shall mean, on the date of the Brixius Amendment Agreements, the sum of $2,000,000, as reduced on the first day of each calendar month, commencing, April 1, 2000 to the amount set forth next to such date below:
(vi)


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(i)
            Reduction Date          Brixius Maximum Supplemental Revolving Limit

(A)         April 1, 2000                    $1,944,444.00
(B)         May 1, 2000                      $1,888,888.00
(C)         June 1, 2000                     $1,832,332.00
(D)         July 1, 2000                     $1,776,776.00
(E)         August 1, 2000                   $1,721,220.00
(F)         September 1, 2000                $1,665,664.00
(G)         October 1, 2000                  $1,610,108.00
(H)         November 1, 2000                 $1, 554,552.00
(I)         December1, 2000                  $1,498,996.00
(J)         January 1, 2001                  $1,443,440.00
(K)         February 1, 2001                 $1,387,884.00
(L)         March 1, 2001                    $1,332,328.00
(M)         April 1, 2001                    $1,276,772.00
(N)         May 1, 2001                      $1,221,216.00
(O)         June 1, 2001                     $1,165,660.00
(P)         July 1, 2001                     $1,110,104.00
(Q)         August 1, 2001                   $1,054,548.00
(R)         September 1, 2001                $  998,992.00
(S)         October 1, 2001                  $  943,436.00
(T)         November 1, 2001                 $  887,880.00
(U)         December 1, 2001                 $  832,324.00
(V)         January 1, 2002                  $  776,768.00
(W)         February 1, 2002                 $  721,212.00
(X)         March 1, 2002                    $   - 0-
(Y)         and at all times thereafter

(i) "Brixius Purchase Agreements" shall mean, individually and collectively, the Brixius Stock Purchase Agreement and all related agreements, documents and instruments, including without limitation the Brixius Seller Note and Brixius Seller Security Agreements, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(ii)
(iii) "Brixius Purchased Stock" shall mean all of the issued and outstanding shares of the common stock of Brixius.
(iv)
(v)  "Brixius Seller" shall mean Charles A. Goad.
(vi)
(vii) "Brixius Seller Note" shall mean the promissory note in the principal amount of $2,875,000, dated the date hereof, made by MIC in favor of Brixius Seller pursuant to the terms of the Brixius Stock Purchase Agreement.
(viii)
(A) "Brixius Seller Security Agreements" shall mean individually and collectively the Pledge Agreement, dated the date hereof, made by MIC in favor of Brixius Seller in respect of the shares of capital stock of Brixius and the


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Stock Escrow Agreement  referred to therein and the Security Agreement dated the date hereof, made by Brixius in favor of Brixius Seller in respect of the equipment of Brixius.
(B)
(ix) "Brixius Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of the date hereof, by and between MIC and Brixius Seller, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(x)
(xi) "Brixius Supplemental Revolving Loan Limit" shall mean, at any time, the lesser of (A) the amount equal to (1) one hundred (100%) percent of the sum of the value of the Net Amount of Eligible Accounts of Borrower and Guarantors and the value of Eligible Inventory of Borrower and Guarantors (for purposes of this Section the term "value" means: with respect to Eligible Accounts, their book value and with respect to Eligible Inventory, the lower of its cost and its book value (on a first-in-first out basis), in each case, determined in accordance with GAAP) minus (2) the sum of (aa) the aggregate amount of Loans outstanding as of such time based on the applicable lending formula set forth in Section 2.1(a) hereof and (bb) the aggregate amount of KWS Supplemental Revolving Loans outstanding at such time or (B) the Brixius Maximum Supplemental Revolving Loan Limit then in effect.
(xii)
(xiii) "Brixius Supplemental Revolving Loans" shall mean the loans hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 5 hereof.
(xiv)
(xv) "Brixius Supplemental Revolving Loan Termination Date" shall mean the earlier to occur of (A) Lender's determination that, as of the end of any fiscal quarter of Brixius, the Fixed Charge Coverage Ratio of Brixius for such fiscal quarter is less than 1 to1 or (B) March 1, 2002.
(xvi)
(xvii) "Brixius Term Loan" shall mean the term loan made by Lender to Brixius , on the date hereof, in the original principal amount not to exceed $3,200,000, on the terms and conditions set forth in the Brixius Term Loan Documents.
(xviii)
(xix) "Brixius Term Loan Collateral" shall mean "Collateral" as such term is defined in the Brixius Term Loan Documents.
(xx)
(A) "Brixius Term Loan Documents" shall mean the Term Promissory Note in the principal amount of $3,200,000, dated the date hereof, made by Brixius in favor of Lender, the Term Loan and Security Agreement, dated the date hereof, by and between Lender and Brixius, the Guarantee, dated the date hereof, made by Borrower of the obligations of Brixius, each of the foregoing agreements and instruments, and all other agreements, documents and instruments by Brixius and other Persons, with, to or in favor of Lender executed in connection with any of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(B)


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(xxi)  "Revolving Loan Limit" shall mean $55,000,000.
(xxii)
2.     Amendments to Definitions.
3.
(a) All references to the term "Guarantor" and "Guarantors" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, Brixius.
(b)
(c) All references to the term "Financing Agreements" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 6, and all other agreements, documents and instruments at any time executed and/or delivered by Borrower or any other person in connection with any of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.
(d)
(e) All references to the term "Loans" in any of the Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Brixius Supplemental Revolving Loans and the KWS Supplemental Revolving Loans, except, that, the term "Loans" as used in Sections 1.4, 1.31, 1.50, 1.55, 1.69, 2.1(a),(c) and (e), 2.2 (a), (c) and (e) and
3.1(a), 3.4 and 3.5 shall only mean those the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1(a) of the Loan Agreement.
(f)
(g) All references to the term "Obligations" in any of the Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the obligations of Borrower to Lender arising pursuant to or in connection with the Brixius Supplemental Revolving Loans, including principal, interest, fees, costs, expenses and other charges in respect thereof.
(h)
(i) Section 1.24 (b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
(j)
                  "(b) such Accounts are not unpaid after the later of: (i) the date which is sixty (60) days after the original due date for them or (ii) the date which is ninety (90) days after the date of the original invoice for them (or one hundred twenty (120) days after the date of the original invoice for them, in the case of Accounts of Brixius in respect of which the account debtor is either Kohler Company or Aero-quip Vickers);"

(a) Section 1.24 (n) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
(b)
                  "(n) such Accounts are not owed by an account debtor who has Accounts unpaid after the later of the date which is sixty
                  (60)  days  after the  original  due date for them or the date


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

                  which is ninety (90) days after the original invoice date for them (or one hundred twenty (120) days after the date of the original invoice for them, in the case of Accounts of Brixius in respect of which the account debtor is either Kohler Company or Aero-quip Vickers), which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

(a) The references in Sections 1.33(a)(ii) and Section 2.2(c) to the "Maximum Credit" is hereby deleted in its entirety and the term "Revolving Loan Limit" substituted therefor.
(b)
(c) Section 1.41 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
(d)
                  "  1.41  "Guarantor   Availability"  shall  mean,  as  to  any
                  Guarantor, at any time, the amount equal to: (a) the applicable percentage for such Guarantor set forth in Section 2.1(a) multiplied by the Net Amount of Eligible Accounts of such Guarantor, plus (b) the applicable percentage for such Guarantor set forth in Section 2.1(a) multiplied by the Value of the Eligible Inventory of such Guarantor, minus (c) the Availability Reserves allocated by Lender to such Guarantor, except, that, (i) in the case of KWS, "Guarantor Availability" shall include, in addition to and not in limitation of clauses
                  (a) through (c) above, the amount of the KWS Supplemental Revolving Loan Limit then in effect and (ii) in the case of Brixius, "Guarantor Availability" shall include, in addition to and not in limitation of clauses (a) through (c) above, the amount of the Brixius Supplemental Revolving Loan Limit then in effect."

(a) Section 1.47 of the Loan Agreement is hereby amended to include the following additional clause (h) thereto:
(b)
                    "and (h) the promissory note dated March 17, 2000 issued by Brixius and payable to Borrower."

(a) Section 1.57 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
(b)
                  "1.57 "Maximum Credit" shall mean the amount of $58,450,000."

(a) The definition of the term "KWS Supplemental Revolving Loan Limit" set forth at Section 1.(a)(viii) of Amendment No.5 is hereby deleted in its entirety and the following substituted therefor:
(b)
                  "(viii) KWS Supplemental Revolving Loan Limit" shall mean, at any time, the lesser of (A) the amount equal to (1) one hundred (100%) percent of the sum of the value of the Net Amount of Eligible Accounts of Borrower and Guarantors and the


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

                  value of Eligible Inventory of Borrower and Guarantors (for purposes of this Section the term "value" means: with respect to Eligible Accounts, their book value and with respect to Eligible Inventory, the lower of its cost and its book value (on a first-in-first out basis), in each case, determined in accordance with GAAP) minus (2) the sum of (aa) the aggregate amount of Loans outstanding as of such time based on the applicable lending formula set forth in Section 2.1(a) hereof and (bb) the aggregate amount of Brixius Supplemental Revolving Loans outstanding at such time or (B) the KWS Maximum Supplemental Revolving Loan Limit then in effect."

1. Consent to Stock Acquisition. Subject to the terms and conditions contained herein, Lender hereby confirms and agrees that it consents to the acquisition by MIC of all of the issued and outstanding shares of capital stock of Brixius pursuant to the terms of the Brixius Stock Purchase Agreement (as in effect on the date hereof).
2.

(a) Loans. Sections 2.1(a)(x) and (xi) of the Loan Agreement are hereby deleted and replaced in their entirety as follows:
(b)
                    "(x) sixty (60%) percent of the Value of the Eligible Inventory of KWS, plus

                    (xi) eighty-five (85%) percent of the Net Amount of Eligible Accounts of Brixius, minus"

(a) Section 2.1 (a) of the Loan Agreement is hereby amended to include the following additional section (xii) as follows:
(b)
                    "(xii)  any Availability Reserves."

(a) The phrase "in each case pursuant to and in accordance with the Intercompany Loan Documents as in effect on the date hereof" set forth in Section 2.4 and elsewhere in the Loan Agreement and the other Financing Agreements of the Loan Agreement is hereby deemed to include the Intercompany Loan Documents by and between Borrower, as lender and Brixius, as borrower, each dated March 17, 2000.
(b)
2.  Brixius Supplemental Revolving Loans.
3.
(a) In addition to the loans, advances and Letter of Credit Accommodations which may be made by Lender to Borrower pursuant to the Loan Agreement and the other Financing Agreements, subject to and upon the terms and conditions contained herein, and in the other Financing Agreements, Lender agrees to make the Brixius Supplemental Revolving Loans to Borrower from time to time in amounts requested by Borrower, up to the amount at any time outstanding equal to the Brixius Supplemental Revolving Loan Limit as then in effect.

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

(a) Except in Lender's discretion, Borrower shall not have any right to request, and Lender shall not make, any Brixius Supplemental Revolving Loans in excess of the Brixius Supplemental Revolving Loan Limit or after the Brixius Supplemental Revolving Loan Termination Date and the amount of outstanding Brixius Supplemental Revolving Loans shall not, at any time, exceed the Brixius
Supplemental Revolving Loan Limit then in effect. The Brixius Supplemental Revolving Loans shall be secured by all the Collateral.
(b)
(c) Notwithstanding anything to the contrary contained herein or in the other Financing Agreements, (i) on each date when any reduction to the Brixius Supplemental Revolving Loan Limit becomes effective, Borrower agrees absolutely and unconditionally to automatically and without notice or demand make a payment in respect of the Brixius Supplemental Revolving Loans in an amount equal to the excess, if any, of the aggregate unpaid principal amount of the Brixius Supplemental Revolving Loans over the Brixius Supplemental Revolving Loan Limit as so reduced in immediately available funds and (ii) unless sooner demanded by Lender in accordance with terms of the Financing Agreements, Borrower further agrees that all outstanding and unpaid Obligations arising pursuant to the Brixius Supplemental Revolving Loans (including, but not limited to, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrower to Lender) shall automatically, without notice or demand, be absolutely and unconditionally due and payable, and Borrower shall pay to Lender in cash or other immediately available funds all such Obligations, on the Brixius Supplemental Revolving Loan Termination Date. Interest shall accrue at the Interest Rate set forth in Section 5(d) below and be due, until and including the next Business Day, if the amount so paid by Borrower to the bank account designated by Lender for such purpose is received in such bank account after 12:00 p.m. New York City time.
(d)
(i) The term "Interest Rate" shall mean with respect to Brixius Supplemental Revolving Loans, a rate of one (1%) percent per annum in excess of the Prime Rate. Notwithstanding the foregoing, "Interest Rate" shall mean the rate equal to two (2%) percent per annum in excess of the interest rate otherwise then payable by Borrower on Brixius Supplemental Revolving Loans, at Lender's option, without notice, for the period on and after the date of termination or non-renewal of the Loan Agreement, or the date of the occurrence of any Event of Default and for so long as such Event of Default is continuing as determined by Lender and at any time and to the extent the outstanding principal amount of the Brixius Supplemental Revolving Loans in excess of the Brixius Supplemental Revolving Loan Limit then in effect.
(ii)
(e) It is understood and agreed that the references to the lending formulas set forth in Section 2.1 of the Loan Agreement, the Revolving Loan Limit and the Availability Reserves do not apply to the KWS Supplemental Revolving Loans or the Brixius Supplemental Revolving Loans.
(f)
(i) Acknowledgment. Brixius hereby expressly agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to all Guarantors and as applied to Brixius, as a Guarantor, with the same force and effect as if Brixius had


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

originally executed and been an original Guarantor signatory to the Loan Agreement and the other Financing Agreements, and agrees that Lender shall have all rights, remedies and interests, including, without limitation, security interests in and to the Collateral granted pursuant to Section 7 below, the Loan Agreement and the other Financing Agreements, with respect to Brixius and its properties and assets with the same force and effect as Lender has with respect to the other Guarantors and their assets and properties as if Brixius had originally executed and had been an original Guarantor signatory to the Loan Agreement and the other Financing Agreements.
(ii)
2. Collateral.
3.
(a) Without limiting the provisions of Section 6 hereof, Section 5 of the Loan Agreement and the other Financing Agreements, as collateral security for the payment and performance of all Obligations, Brixius hereby grants to Lender a continuing security interest and lien upon, and a right of set-off against, and hereby assigns to Lender, as security, all of the following property and interests in property, whether now owned or hereafter acquired:
(i) Receivables;
(ii)
(iii) all present and future contract rights and other general intangibles, including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, and also including, but not limited to, choses in action and other claims in connection with or related to the Receivables or any of the other Collateral;
(iv)
(1) all present and future chattel paper, documents and instruments which evidence or relate to Receivables or Inventory and including all documents of title or which evidence or relate to indebtedness arising pursuant to Receivables or any of the other Collateral (including, without limitation, the Intercompany Notes or any promissory notes or instruments which at any time evidence indebtedness of any Affiliate of Brixius arising from loans, advances or other financial accommodations made or provided by Brixius to or for the benefit of such Affiliate with proceeds of the Loans or in connection with the Letter of Credit Accommodations and promissory notes or other instruments which evidence indebtedness of any account debtor or other obligor in respect of any Receivables);
(2)
(B) all present and future monies, securities, credit balances, deposits, deposit accounts, documents, instruments and other property of Brixius now or hereafter held or received by or in transit to Lender or its affiliates, whether for safekeeping, pledge, custody, transmission, collection or otherwise, all present and future monies, securities, credit balances and deposits at any bank or other financial institution constituting proceeds of Receivables or any of the other Collateral or constituting proceeds of loans, advances or other financial accommodations made or provided by Lender or its Affiliates to or for


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

the benefit of Brixius or its Affiliates or constituting proceeds of loans, advances or other financial accommodations made or provided by Brixius to or for the benefit of any Affiliate with proceeds of the Loans or in connection with the Letter of Credit Accommodations or held or deposited in or delivered to any deposit account or other account used in connection with the collection of Receivables or any of the other Collateral, or containing proceeds of the Receivables or any of the other Collateral, or containing proceeds of Loans or Letter of Credit Accommodations made or provided by Lender or its Affiliates to or for the benefit of Brixius or its Affiliates, or proceeds of loans, advances or other financial accommodations made or provided by Brixius to or for the benefit of any Affiliate with proceeds of the Loans or in connection with the Letter of Credit Accommodations, and all right, title and interest of Brixius in or to any deposit account or other account maintained at any bank or other financial institution used in connection with the collection of the Receivables or any of the other Collateral, or containing proceeds of the Receivables or any of the other Collateral, or containing proceeds of Loans or Letter of Credit Accommodations made or provided by Lender or its Affiliates to or for the benefit of Brixius or its Affiliates, or proceeds of loans, advances or other financial accommodations made or provided by Brixius to or for the benefit of any Affiliate with proceeds of the Loans or in connection with the Letter of Credit Accommodations;
(C)

(D) all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables or any of the other Collateral, including, without limitation, rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Receivables or any of the other Collateral, rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, goods described in invoices, documents, contracts or instruments, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of daily store receipts with respect to, or otherwise representing or evidencing Receivables or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, deposits by and property of account debtors or other persons securing the obligations of account debtors, and security interests granted by Affiliates of Brixius to Brixius to secure Indebtedness arising from loans, advances or other financial accommodations made or provided by Brixius to or for the benefit of such Affiliate or otherwise;
(E)
(v) Inventory;
(vi)
(vii) all leases and rental agreements for personal property between Brixius, as lessor (whether by origination or derivation) and any and all persons or parties as lessee(s), and all rentals, purchase option amounts, and other sums due thereunder; and all inventory, goods and property subject to such leases and rental agreements and all accessions, parts and tools attached thereto or used therewith and all of the residual or reversionary rights of Brixius therein;
(viii)
(ix) Records; and
(x)

(xi) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.
(xii)
(b) Notwithstanding anything to the contrary contained in Section 7(a) above, the types or items of Collateral shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that, the foregoing exclusion shall in no way be construed (i) to apply if such prohibition is unenforceable under Section 9-318 of the UCC or other applicable law or (ii) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and liens upon any rights or interests of Brixius in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including, without limitation, any Accounts or other Receivables).
(c)
(d) Without limiting the foregoing, or the other Collateral pursuant to the Loan Agreement or any of the other Financing Agreements, in order to induce Lender to make loans and advances and provide other financial accommodations to Borrower under the Loan Agreement, and as additional collateral for the payment and performance when due of all Obligations of Borrower and MIC, as the case may be, MIC hereby pledges and assigns to Lender and grants to Lender a security interest in, all of its now existing and hereafter arising (i) rights, remedies, claims for monies, indemnification claims and claims for damages or other relief pursuant to or in respect of the Brixius Purchase Agreements, (ii) rights, remedies, claims for monies, indemnification claims and claims for damages or other relief under or in respect of the documents and instruments referred to in the Brixius Purchase Agreements, and (iii) all proceeds, collections, recoveries and rights with respect to the foregoing. Nothing set forth herein, and no act taken by Lender pursuant to the pledges, assignments and grants of security interests set forth herein shall constitute an assumption by Lender of any obligation or liability of MIC pursuant to or in connection with the Brixius Purchase Agreements or otherwise.
(e)
2. Payments. Notwithstanding anything to the contrary set forth in Section 6.4 of the Loan Agreement, Lender shall apply payments received or collected from Borrower or Guarantors or for the account of Borrower or Guarantors (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral or any other property which is security for the Obligations), first, to all Obligations (other than the outstanding principal amount of the KWS Supplemental Revolving Loans and the Brixius Supplemental Revolving Loans) which are then due and payable, second, to all Obligations (other than the KWS Supplemental Revolving Loans and the outstanding principal amount of the Brixius Supplemental Revolving Loans) which are not then due and payable, and third, to the outstanding principal amount of the KWS Supplemental Revolving Loans and the Brixius Supplemental Revolving Loans, except, that, (i) on the first day of each calendar month, (ii) upon the occurrence of an Event of Default or act, condition or event which with notice, lapse of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (iii) during the period on and after the date of termination or non-renewal of the Loan Agreement, and (iv) to the extent that aggregate principal amount of the KWS Supplemental Revolving Loans at any time outstanding is in excess of the KWS
Supplemental Revolving Loan Limit then in effect, or the aggregate principal amount of the Brixius Supplemental Revolving Loans at any time outstanding is in excess of the Brixius Supplemental Revolving Loan Limit then in effect, as the case may be, Lender may apply payments received or collected from Borrower or Guarantors or for the account of Borrower or Guarantors (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral or any other property which is security for the Obligations), first, to such Obligations that are then due and payable and then in such order or manner as Lender determines.
3.
4. References in Section 9 of the Loan Agreement. The phrase ", Revolving Loan Limit" is hereby inserted after the term "sublimits" each time the term sublimits appears in Sections 9.7(b)(ii), 9.9(g)(vii), 9.9(h)(vi), and 9.9(m)(vii) of the Loan Agreement.
5.
6. Priority of Liens. The first sentence of Section 8.4 of the Loan Agreement is hereby deleted and the following substituted therefor:
7.
                         "The  security  interests  and liens  granted to Lender
                    under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral except with respect to (a) any assets and properties of KWS which are included within the KWS Term Loan Collateral and (b) any assets and properties of Brixius which are included within the Brixius Term Loan Collateral."

1.  Sales of Assets.
2.
(a) Section 9.7(b)(ii) is hereby amended to include the following at the end of the Section:
                  "; and provided, that, in the case of Brixius, Brixius may only dispose of Equipment constituting Brixius Term Loan Collateral in accordance with the terms of the Brixius Term Loan Documents, except, that, as at any time the outstanding Loans exceed the amount of the Loans available to Borrower based on the lending formulas set forth in Section 2.1 hereof, subject to any then applicable Availability Reserves, sublimits and the Maximum Credit, or the intercompany loans by Borrower to Brixius pursuant to the Intercompany Loan Documents exceeds the Guarantor Availability of Brixius (less the Brixius Supplemental Revolving Loan Limit then in effect), the Net Available Proceeds from such disposition equal to such Loans which exceed the amounts available to Borrower or

                  Brixius shall be paid directly to Lender for application to the Obligations in such order and manner as Lender shall determine;"

(a) The first parenthetical in Section 9.7(b)(vii) is hereby amended to include the phrase "and Brixius, so long as the Brixius Term Loan has not been indefeasibly paid in full, except with respect sales of Brixius Term Loan Collateral in accordance with the Brixius Term Loan Documents" after the term "KWS Term Loan Documents" appears.

(b)
(c) Section 9.7(b)(viii) is hereby amended to include the following at the end of such Section:
(d)
                  " and provided, further, that, in the case of Brixius, so long as the Brixius Term Loan has not been indefeasibly paid in full, Brixius may only sell less than all or substantially all of its assets (other than Capital Stock) constituting Brixius Term Loan Collateral in accordance with the Brixius Term Loan Documents;"

(a) Encumbrances. Section 9.8(e) is hereby amended to include the following at the end of such Section:
(b)
                  " and except, that, so long as the Brixius Term Loan has not been indefeasibly paid in full, Brixius may not grant any such purchase money security interests or purchase money mortgages unless such liens are permitted pursuant to the Brixius Term Loan Documents;"

(a)  Section  9.8  is  hereby  amended  to  include  the  following   additional
Section 9.8(s):
(b)
                  "(s) a Lien granted by MIC in favor of Brixius Seller on the stock of Brixius pursuant to the terms of the Brixius Purchase Agreements in effect on the date of the Brixius Amendment Agreements and the Liens granted by Brixius in favor of Brixius Seller pursuant to the terms of the Brixius Seller Security Agreements in effect on the date of the Brixius Amendment Agreements."

1.  Indebtedness.
2.
(a) Section 9.9(a) is hereby amended to include the following at the end of such
Section:
(b)
                    "and the Indebtedness owing by Brixius to Lender in respect of the Brixius Term Loan and Brixius Term Loan Documents;"

(a) The definition of "Refunding Indebtedness" in Section 9.9(q) is hereby amended to include the indebtedness and "Obligations" (as such term is defined in the Brixius Term Loan Documents) of Brixius to Lender under and pursuant to the Brixius Term Loan Documents.
(b)
(c) Section 9.9 is hereby  amended  to  include the following additional Section
9.9 (r):
(d)
                  (r) the Indebtedness of MIC to Brixius Seller arising pursuant to the Brixius Seller Note (plus costs and expenses as provided therein) and the other Brixius Purchase Agreements, provided, that:

                           (i) the principal amount of such  Indebtedness  shall
                  not exceed in the aggregate $2,875,000, plus interest thereon at the rate provided for in the Brixius Seller Note as in effect on the date of the Brixius Amendment Agreements,

                            (ii) Lender shall have  received  true,  correct and
                  complete copies of the Brixius Seller Note and all other agreements, documents and instruments executed by any Borrower or any Obligor with, to or in favor of Brixius Seller Note in connection therewith,

                           (iii) MIC may make  regularly  scheduled  payments of
                  principal and interest in respect of the Indebtedness as set forth in the Brixius Seller Note, provided, that, on the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

                           (iv) MIC shall not,  directly  or  indirectly,  make,
                  any  prepayments of principal in respect of such Indebtedness,

                           (v) neither MIC or Brixius shall, directly or indirectly, (a) amend, modify, alter or change any terms of the Brixius Purchase Agreements, except that MIC and/or
                  Brixius may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to (1) extend the maturity thereof or defer the timing of any payments in respect thereof, or (2) to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or
                  (3) to reduce the interest rate or any fees in connection therewith, or to release any liens or security interests in any assets and properties of MIC or Brixius, as the case may be, or (4) to make any provision of the Brixius Seller Note or the other Brixius Purchase Agreements less burdensome or restrictive as to MIC or Brixius or any other Guarantor than that in effect with respect to the Indebtedness on the date hereof, or (b) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except with respect to payments otherwise permitted to be made hereunder, and

                           (vi) MIC shall furnish to Lender all material notices, demands or other materials concerning such Indebtedness either received by MIC or on its behalf, promptly after receipt thereof, or sent by MIC, or on its behalf, concurrently with the sending thereof, as the case may be."

1. Events of Default.Section 10.1(i) is hereby amended to include the following at the end of the Section:
2.
                  "or Event of Default under the Brixius Term Loan Documents or a default or Event of Default under the Brixius Seller Note or any of the Brixius Seller Security Agreements;"

1. Early Termination Fee.Section 12.1(c) of the Loan Agreement is hereby amended to add the following at the end of such Section:
2.
                  "Notwithstanding anything to the contrary set forth herein, for purposes of calculating the foregoing early termination fee, the term "Maximum Credit" shall be deemed to be, on such date of determination, the sum of (i) $55,000,000, (ii) the KWS Maximum Supplemental Revolving Loan Limit then in effect, and (iii) the Brixius Maximum Supplemental Loan Limit then in effect."

1. Amendments to Schedules and Exhibits. Schedules 1.20, 1.35, 1.48, 6.3, 8.1, 8.4, 8.8, 8.9, 9.9 and 9.10 to the Loan Agreement are hereby supplemented to include the information with respect to Brixius as set forth as indicated on Schedule B annexed hereto and the Information Certificate delivered by Brixius in accordance with Section 21(b) hereof shall constitute its Information Certificate for purposes of Section 1.45 of the Loan Agreement.
2.
3. Brixius Term Loan. Notwithstanding anything to the contrary set forth in the Loan Agreement, Lender hereby consents to the making of the Brixius Term Loan on the terms and conditions set forth in the Brixius Term Loan Documents.
4.
5. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower or Guarantors to Lender pursuant to the other Financing Agreements, Borrower and Guarantors hereby represent, warrant and covenant with and to

Lender  as  follows  (which   representations,   warranties  and  covenants  are
continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):
6.
(i) The Brixius Purchase Agreements have been duly executed and delivered by MIC and MIC has acquired good and valid title to the Brixius Purchased Stock, free and clear of all claims, pledges and encumbrances of any kind except the lien granted to Brixius Seller pursuant to the Brixius Seller Security Agreements.
(ii)
(iii) All actions and proceedings required by the Brixius Purchase Agreements, applicable law and regulation (including, but not limited to, compliance with Hart-Scott-Rodino Anti-Trust Improvement Act of 1976 as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.
(iv)
(v) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Brixius Purchase Agreements and no government action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Brixius Purchase Agreements.
(vi)
(vii) Borrower and Brixius have delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Brixius Purchase Agreements.
(viii)
(b) This Amendment has been duly authorized, executed and delivered by Borrower and Guarantors, and the agreements and obligations of Borrower and Guarantors contained herein constitute legal, valid and binding obligations of Borrower and Guarantors enforceable against Borrower and Guarantors in accordance with their respective terms.
(c)
(d) Neither the execution and delivery of this Amendment, nor the modifications to the Financing Agreements contemplated by this Amendment shall violate any applicable law or regulation, or any order or decree of any court or any governmental instrumentality in any respect or does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, including, without limitation, the Senior Note Indenture or any material mortgage, deed of trust, security agreement, agreement or instrument to which Borrower or any Guarantor is a party or may be bound, or violate any provision of the organizational documents of Borrower or Guarantors.
(e)
(f) All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.
(g)
(h) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement provided in this Amendment).
(i)

(j) Brixius has become a Restricted Subsidiary and Subsidiary Guarantor under and in accordance with the terms of the Senior Note Indenture.
(k)
(l) Brixius is solvent, and will continue to be solvent after the assumption of the Obligations, the creation of the security interests of Lender and the consummation of the other transactions contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Brixius at a fair valuation and at their present fair salable value are, and will be, greater than the Indebtedness of Brixius, and including subordinated and contingent liabilities computed at the amount which, to the best of Brixius', Borrower's and each Guarantor's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.
(m)
(n) Borrower and Brixius shall deliver, or cause to be delivered, to Lender, within ninety (90) days from the date hereof, an opening balance sheet of Brixius after giving effect to the transactions contemplated by this Agreement and the Brixius Purchase Agreements, together with a certificate, dated on such date, signed by the Chief Financial Officer of Brixius certifying that such opening balance sheet has been prepared in accordance with GAAP and presents fairly the financial condition of Brixius as of that date.
(o)
(i) Loans.  Subject to the terms and  conditions  contained  herein and the Loan
Agreement, Lender hereby consents to the intercompany loan by Borrower to Brixius as of the date hereof with the proceeds of the Brixius Supplemental Revolving Loans as described in Section 5 hereof and the intercompany loans by Borrower to Brixius on and after the date hereof from time to time with the proceeds of the Loans as described in Section 2.4 of the Loan Agreement; provided, that, the intercompany loans by Borrower to Brixius as of the date hereof are and shall be evidenced by the promissory note dated the date hereof, issued by Brixius in favor of Borrower, the original of which shall be endorsed, assigned and delivered to Lender to hold as part of the Collateral, each of the intercompany loans by Borrower to Brixius after the date hereof shall be evidenced by the Intercompany Note, and in no event, except in Lender's discretion, shall the total amount of the Indebtedness of Brixius to Borrower evidenced by or arising under the Intercompany Note at any time outstanding exceed the Guarantor Availability with respect to Brixius .
(ii)
7. Amendment Fee. In consideration of this Amendment, Borrower shall pay to Lender or Lender, at its option, may charge the account of Borrower maintained by Lender an amendment fee in the aggregate amount of $50,000, which fee is fully earned as of the date hereof and may, at Lender's option, be charged directly to Borrower's loan account maintained by Lender.
8.
9. Conditions Precedent. The making of the Brixius Supplemental Revolving Loans and the effectiveness of the consents and amendments set forth herein, shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:
10.

(a) an original of this Amendment, duly authorized, executed and delivered by Borrower and Guarantors;
(b)
(c) Lender shall have received, in form and substance satisfactory to Lender, the other Brixius Amendment Agreements, each duly authorized, executed and delivered by the parties thereto;
(d)
(e) Lender shall have received, in form and substance satisfactory to Lender, evidence that the Brixius Purchase Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Brixius Purchase Agreements have been consummated prior to or contemporaneously with the execution of this Amendment;
(f)
(g) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the Brixius Existing Lenders of their respective financing arrangements with Brixius and the termination and release by each of them of any interest in and to any assets and properties of Brixius , duly authorized, executed and delivered by each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by each of them, as secured party and Brixius, as debtor;
(h)
(i) Lender shall have received, in form and substance satisfactory to Lender, evidence that all required consents or approvals of any persons other than Lender to the acquisition of the capital stock of Brixius, and the loans and investments by Borrower and MIC in Brixius and the other arrangements of Borrower and the Guarantors with Brixius contemplated herein have been obtained;
(j)
(k) Lender shall have received the originals of the Intercompany Note made by Brixius , as duly authorized, executed and delivered by Brixius and as duly endorsed and assigned by Borrower to Lender;
(l)
(m) Lender shall have received, in form and substance satisfactory to Lender, a fully executed copy of the Fourth Supplemental Indenture, dated on or about the date hereof, to the Senior Note Indenture pursuant to which Brixius has become a Subsidiary Guarantor and Restricted Subsidiary (as each such term is defined in the Senior Note Indenture);
(n)
(o) Lender has received evidence, in form and substance satisfactory to Lender, that, on or before the date hereof, (i) MIC has made a capital contribution of not less than $1,000,000, in immediately available funds to Brixius, which contribution is not the proceeds of Loans or Letter of Credit Accommodations and
(ii) JBPCO has made a loan of at least $4,900,000 to MIC to purchase the capital stock of Brixius from Brixius Seller which loan is not the proceeds of Senior Notes, Loans or Letter of Credit Accommodations.
(p)

(q) Lender shall have received, in form and substance satisfactory to Lender, the Brixius Term Loan Documents, duly authorized, executed and delivered by Brixius and the other Persons or parties thereto;
(r)
(s) all representations and warranties contained herein and in the Loan Agreement shall be true and correct in all material respects;
(t)
(u) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral of Brixius and any other property which is intended to be security for the Obligations, subject only to the Permitted Liens;
(v)
(w) Lender shall have completed a field review of the Records and such other information with respect to the Collateral of Brixius as Lender may require to determine the amount of Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;
(x)
(y) Lender shall have received, in form and substance satisfactory to Lender, the collateral assignment by Borrower to Lender of all right, title and interest of Borrower under or pursuant to the Intercompany Loan Documents relating to Brixius and granting Lender such other rights with respect thereto as Lender may require, duly authorized, executed and delivered by Borrower and acknowledged and agreed to by Brixius (including any waiver of defenses by Brixius as against Lender as assignee of Borrower);
(z)
(aa) Transaction Excess Availability, as determined by Lender, as of the date hereof, shall not be less than $500,000 after giving effect to the transactions and Loans made or to be made in connection with the transactions contemplated by this Amendment. For purposes of this Section "Transaction Excess Availability" shall mean the amount equal to: (i) the sum of (A) eighty-five (85%) of the Net Amount of Eligible Accounts of Brixius minus the Availability Reserves allocated by Lender to such Guarantor, (B) the Brixius Supplemental Revolving Loan Limit then in effect, (C) the outstanding unpaid principal amount of the Brixius Term Loan, (D) the amount of the Brixius Seller Note and (E) the aggregate amount of the capital contributions and loans to be made pursuant to Section 21(h) hereof minus (ii) the sum of (A) the amount of consideration to be paid to Brixius Seller on the date hereof pursuant to the terms of the Brixius Stock Purchase Agreement, (B) the aggregate amount to be paid to all Brixius Existing Lenders on the date hereof, (C) the aggregate amount of all outstanding and unpaid trade payables owed by Brixius which are more than sixty (60) days past due as of such time and (D) the aggregate amount of costs associated with the transactions contemplated herein and in the Brixius Purchase Agreements;
(bb)
(cc) Lender shall have received evidence of insurance and loss payee and loss payable endorsements with respect to the Collateral of Brixius required under the Financing Agreements, in form and substance reasonably satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee with respect to such Collateral;

(dd)
(ee) Lender shall have received, in form and substance satisfactory to Lender, the opinion letter of counsel to Borrower, MIC and Brixius with respect to the Brixius Purchase Agreements, the Brixius Amendment Agreements, Senior Note Indenture, and the security interest and liens of Lender with respect to the Collateral and such other matters as Lender may request;
(ff)
(gg) Lender shall have received the fee  referred  to in Section 20 hereof;  and
(hh)
(ii) after giving effect to the amendments to the Loan Agreement provided in this Amendment, no Event of Default shall exist or have occurred and no event, act or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.
(jj)
11. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of Borrower or any Guarantor to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).
12.
13. Notices. For purposes of Section 12.2 of the Loan Agreement, notices shall be sent to Brixius shall be sent to 5880 North 91st Street, Milwaukee, Wisconsin 53225.
14.
15. Effect of this Amendment. Except for the specific amendment expressly set forth herein, no other changes or modifications to the Financing Agreements, and no waivers of any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.
16.
17. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).
18.
19. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
20.
21. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

22.
23.
24.
25.
26.
27.

                             [REMAINDER OF PAGE LEFT
                              INTENTIONALLY BLANK]

         Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so agreed to and accepted by Lender, shall become a binding agreement among Borrower, Guarantors and Lender.

                                                     Very truly yours,

                                                     J.B. POINDEXTER & CO., INC.

                                       By:

                                     Title:

AGREED AND ACCEPTED:

CONGRESS FINANCIAL CORPORATION

By:

Title:


ACKNOWLEDGED AND CONSENTED TO:

EFP CORPORATION

By:

Title:



                       [SIGNATURES CONTINUED ON NEXT PAGE]


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


                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



LOWY GROUP, INC.

By:

Title:


MAGNETIC INSTRUMENTS CORP.

By:

Title:


MORGAN TRAILER MFG. CO.

By:

Title:


TRUCK ACCESSORIES GROUP, INC.

By:

Title:


RAIDER INDUSTRIES INC.

By:

Title:


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



KWS MANUFACTURING COMPANY, INC.

By:

Title:


UNIVERSAL BRIXIUS, INC.

By:

Title: